Exhibit 99.1

               Orion HealthCorp Completes Sale of Ohio Facilities



    ATLANTA--(BUSINESS WIRE)--Oct. 3, 2005--

  Orion to Continue to Operate Facilities under Long-Term Management Agreement

    Orion HealthCorp, Inc. (AMEX: ONH) today announced that it had completed its previously announced sale of its equity interests in an ambulatory surgery center (ASC), an MRI facility and an anesthesia management business in Dover, Ohio, to a local hospital. Under the terms of the agreement, Orion HealthCorp will continue to operate the ASC and the MRI under a long-term management agreement.

    Terrence L. Bauer, chief executive officer of Orion HealthCorp, said, "We are pleased to have completed the sale of the Company's interests in these enterprises. This transaction is very positive for Orion and its shareholders, and, given that the transaction provides the hospital a majority ownership position, we also believe it will benefit the two facilities and its patients as well. We look forward to working in coordination with the hospital and the physicians and staff at the facilities to further enhance the scope and quality of services delivered to the Dover community. With the completion of this transaction, Orion now operates three surgery centers, ten physician practice locations and a growing revenue cycle management business.

    "The sale of our equity interests in the Ohio facilities is consistent with our previously stated objective to improve the base operations of the business and to position Orion for growth in the future. Following the completion of our sale of IntegriMED in June and the consolidation and streamlining of corporate functions into our Atlanta headquarters, this most recent transaction is further evidence of the significant progress we are making in the implementation of our short-term goals. As we strengthen the base business, we believe we are better positioned to grow the core businesses of Orion and to improve the Company's earnings potential. We have a great deal of confidence in the future of our company."

    Orion HealthCorp, Inc. is a healthcare services organization resulting from a combination of four different operating companies. The Company provides complementary business services to physicians through three business units: SurgiCare, serving the freestanding ambulatory surgery center market; Integrated Physician Solutions, Inc., providing business and management services to physician practices; and Medical Billing Services, Inc., providing physician billing and collection services and practice management solutions to hospital-based physicians. The core competency of the Company is its long-term experience and success in working with and creating value for physicians. For more information on Orion HealthCorp, Inc., visit the Company's website at www.orionhealthcorp.com.

    Certain statements in this press release constitute "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the "Acts"). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements, including all statements regarding improving financial metrics, the pending sale of two facilities in Dover, Ohio, and the consolidation of corporate offices.

    The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of Orion HealthCorp, Inc. and the other companies described herein. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts. Any number of factors could affect future operations and results. Orion HealthCorp, Inc. undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.



    CONTACT: Orion HealthCorp, Inc.
             Terrence L. Bauer, 678-832-1800
             or
             Keith G. LeBlanc, 713-973-6675
             www.orionhealthcorp.com